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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 17, 1998, with respect to the financial statements of Seagate Software, Inc. included in this Registration Statement (Form S-4) of Seagate Technology, Inc. for the registration of shares of its common stock.

Our audits also included the financial statement schedule of Seagate Software, Inc. for each of the three years in the period ended July 3, 1998 listed in
Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

San Jose, California
November 13, 1998